CONSENT OF INDEPENDENT AUDITORS

West Africa Gold, Inc.
New York, New York

We have issued our report dated March 17, 2004, relating to the financial statements of West Africa Gold, Inc (formerly known as Adven, Inc.) for the year ended December 31, 2003 appearing in the Company's Form 10-K. Such reports have been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports.

Mark Bailey & Company, Ltd

By:  /s/ Mark Bailey & Company, Ltd.
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Dated: April 14, 2004